SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 2, 2008

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Updated compensation agreements for the Board of Directors of Ingram Micro Inc., a Delaware corporation (the “Corporation”) and for awards to be granted under the Corporation’s 2003 Equity Incentive Plan are included as exhibits under Item 9.01.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Compensation Agreement -- Form of Board of Directors Compensation Election Form (Chairman of the Board)

99.2	Compensation Agreement -- Form of Board of Directors Compensation Election Form (Audit Committee Chair)

99.3	Compensation Agreement -- Form of Board of Directors Compensation Election Form (Non-Audit Committee Chair)

99.4	Compensation Agreement -- Form of Board of Directors Compensation Election Form (Non-Chair Member)

99.5	Compensation Agreement -- Form of Board of Directors Restricted Stock Units Deferral Election Agreement

99.6	Compensation Agreement -- Form of Board of Directors Compensation Cash Deferral Election Form

99.7	Compensation Agreement -- Form of Stock Option Award Agreement for European Union Countries

99.8	Compensation Agreement -- Form of Stock Option Award Agreement for Non-European Union Countries

99.9	Compensation Agreement -- Form of Stock Option Award Agreement for Italy

99.10	Compensation Agreement -- Form of Performance-Based Restricted Stock Units Award Agreement for European Union Countries

99.11	Compensation Agreement -- Form of Performance-Based Restricted Stock Units Award Agreement for Non-European Union Countries

99.12	Compensation Agreement -- Form of Performance-Based Restricted Stock Units Award Agreement for France

99.13	Compensation Agreement -- Form of Performance-Based Restricted Stock Units Award Agreement for Italy

99.14	Compensation Agreement -- Form of Time-Based Restricted Stock Units Award Agreement for European Union Countries

99.15	Compensation Agreement -- Form of Time-Based Restricted Stock Units Award Agreement for Non-European Union Countries

99.16	Compensation Agreement -- Form of Time-Based Restricted Stock Units Award Agreement for France

99.17	Compensation Agreement -- Form of Time-Based Restricted Stock Units Award Agreement for Italy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Senior Vice President,
Secretary and General Counsel
Date:   January 2, 2008